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Exhibit 4.01

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  Exhibit 4.01

2132662

CONTINUED UNDER THE BUSINESS CORPORATIONS ACT (YUKON TERRITORY)



Number

Shares

# Kodiak Oil & Gas Corp.

THIS CERTIFIES THAT

CUSIP 50015Q 10 0

ISIN CA 50015Q1000

SEE REVERSE FOR CERTAIN DEFINITIONS

SPECIMEN

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

**Kodiak Oil & Gas Corp.**

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer

Chairman and Chief Operating Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, INC.
(DENVER)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON and Computershare Trust Company, Inc. in Denver, CO.

SECURITY INSTRUCTIONS ON REVERSE — VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

ST35985

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears.

| | |
|---|---|
| TEN COM | - as tenants in common |
| TEN ENT | - as tenants by the entireties |
| JT TEN | - as joint tenants with rights of survivorship and not as tenants in common |
| (Name) CUST (Name) UNIF GIFT MIN ACT (State) | - (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act |

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.

For value receiv... the undersigned hereby sells, assigns and transfers unto

______ ________________________________________

Insert name and address of transferee

________________________________________

________________________________________ shares

represented by this certificate and does hereby irrevocably constitute and appoint

________________________________________ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ____________ ____________ ____________

Signature of Shareholder Signature of Guarantor

**Signature Guarar**
The signature or ... assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or ... change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signatu... Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, sigr... e guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guara... es are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

**Computershare's Privacy Notice:**
In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



TOVLT.INS000194 00OK9A